Exhibit 10.1
AMENDMENT NO. 3
TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 3 (the “Amendment”) dated as of June 5, 2014 is between PAR TECHNOLOGY CORPORATION, a Delaware corporation (the “Borrower”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (“Administrative Agent”), and JPMORGAN CHASE BANK, N.A. and NBT BANK, N.A. (on behalf of itself and as successor by merger to Alliance Bank, N.A.) (collectively, the “Lenders”).

RECITALS:

A.   The Borrower, Administrative Agent, Lenders and Alliance Bank, N.A. are parties to an Amended and Restated Credit Agreement dated as of June 6, 2011, as amended by an Amendment No. 1 dated as of July 29, 2011 and an Amendment No. 2 dated as of February 11, 2013 (the “Credit Agreement”).

B.    The Borrower has requested that the Credit Agreement be extended for three years.  Borrower has also requested that certain terms in the Credit Agreement be modified.

C.    The Administrative Agent and the Lenders are willing to extend and amend the Credit Agreement upon the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1            Definitions.  All capitalized terms used in this Amendment, which are not otherwise defined, shall have the meanings given to those terms in the Credit Agreement.

2            Amendments to Credit Agreement.

2.1            The column headings entitled “ABR Margin” and “Eurodollar Margin” in the pricing grid set forth in subparagraph (a) of the definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement are changed to “ABR Spread” and “Eurodollar Spread”, respectively.

2.2            The definition of “Banking Services” set forth in Section 1.01 of the Credit Agreement is amended to read as follows:

“Banking Services” means each and any of the following bank services provided to any Loan Party by a Lender or any of its Affiliates: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

2.3            The definition of  “EBITDA” set forth in Section 1.01 of the Credit Agreement is amended to read as follows:

“EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) extraordinary or non-recurring non-cash expenses, charges or losses, and (v) non-cash equity based compensation, minus (b) without duplication and to the extent included in Net Income, (i) all amounts attributable to any reappraisal, revaluation or write-up of assets, and (ii) any extraordinary or non-recurring gains or income and any non-cash items of income for such period, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

2.4            The definition of “Fixed Charge Coverage Ratio” set forth in Section 1.01 of the Credit Agreement is amended to read as follows:

“Fixed Charge Coverage Ratio” means the ratio, determined as of the end of each fiscal quarter for the most recently ended four quarters, of (a) EBITDA minus cash taxes, unfunded capital expenditures, dividends and distributions, and capitalized software costs, to (b) scheduled principal payments on Indebtedness actually made during such period plus interest expense, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

2.5            The definition of “Revolving Loan Maturity Date” set forth in Section 1.01 of the Credit Agreement is amended to read as follows:

“Revolving Loan Maturity Date” means June 6, 2017 or any earlier date on which the Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

2.6            The definition of “Secured Obligations” set forth in Section 1.01 of the Credit Agreement is amended to read as follows:

“Secured Obligations” means all Obligations, together with all (i) Banking Services Obligations, (ii) Existing L/C Obligations owing to one or more Lenders, and (iii) Swap Obligations owing to one or more Lenders or their respective Affiliates; provided that at or prior to the time that any transaction relating to an Existing L/C Obligation or Swap Obligation is executed, the Lender party thereto (other than Chase) shall have delivered written notice to the Administrative Agent that such a transaction has been entered into and that it constitutes a Secured Obligation entitled to the benefits of the Collateral Documents; provided further that the definition of “Secured Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor.

2.7            The definition of “Swap Obligations” set forth in Section 1.01 of the Credit Agreement is amended to read as follows:

“Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, (b) any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, and (c) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

2.8            The following additional defined terms are added to Section 1.01 of the Credit Agreement in alphabetical order:

"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

"Excluded Swap Obligation" means, with respect to any Loan Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Guarantor of, or the grant by such Loan Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Loan Guarantor's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Loan Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Loan Guarantor is a "financial entity," as defined in Section 2(h)(7)(C)(i) the Commodity Exchange Act (or any successor provision thereto), at the time the  Guarantee of such Loan Guarantor becomes or would become effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

2.9            Section 5.01(f) of the Credit Agreement is amended to read as follows:

(f)  as soon as available but in any event within 15 days of the end of each calendar month, and at such other times as may be requested by the Administrative Agent, as of the period then ended, a Borrowing Base Certificate and supporting information in connection therewith, an account receivable aging report and inventory listing, and any additional reports with respect to the Borrowing Base as the Administrative Agent may reasonably request;

2.10         Section 5.06 of the Credit Agreement is amended by adding the following sentence at the end thereof:

The Administrative Agent shall have the right to conduct or to have its representatives conduct, at Borrower’s expense, one or more field examinations of Borrower’s accounts receivable and inventory at a time or times to be scheduled by the Administrative Agent, provided that no more than two field examinations may be conducted during any twelve-month period unless an Event of Default shall have occurred and be continuing.

2.11         Section 5.08 of the Credit Agreement is amended to read as follows:

Use of Proceeds and Letters of Credit.  The proceeds of the Loans will be used only for general corporate purposes and Permitted Acquisitions.  No part of the proceeds of any Loan will be used, whether directly or indirectly, to finance an acquisition other than a Permitted Acquisition or for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.  Letters of Credit will be issued only for general corporate purposes.

2.12         Section 6.13 of the Credit Agreement is amended to read as follows:

Fixed Charge Coverage Ratio.  At the end of any fiscal quarter in which Borrower’s consolidated total Indebtedness is $5,000,000 or greater, the Borrower will not permit the Fixed Charge Coverage Ratio, determined for the period of four consecutive fiscal quarters ending at the end of such fiscal quarter, to be less than 1.25 to 1.0.

2.13         The following sentence is added to the end of Section 10.01 of the Credit Agreement:

Notwithstanding the foregoing, amounts received from any Loan Guarantor that is not a Qualified ECP Guarantor shall not be applied to Guaranteed Obligations that are Excluded Swap Obligations.

2.14         The following new Section 10.13 is added to the Credit Agreement immediately after Section 10.12:

SECTION 10.13  Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Guarantor to honor all of its obligations under this Article X in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Article X for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Article X or otherwise under this Agreement voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Article X shall remain in full force and effect until the Guaranteed Obligations are indefeasibly paid in full.  Each Qualified ECP Guarantor intends that this Section 10.13 constitute, and this Section 10.13 shall be deemed to constitute, a "keepwell, support, or other agreement" for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.  As used herein, “Qualified ECP Guarantor" means, in respect of any Swap Obligation, each Loan Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an "eligible contract participant" under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an "eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

2.15         All references in the Credit Agreement to the Term Loan, which has been paid in full, are deleted.

2.16         Schedules 3.05, 3.14, 3.15, 3.18, 6.01 and 6.02 to the Credit Agreement are hereby replaced by the amended and restated Schedules 3.05, 3.14, 3.15, 3.18, 6.01 and 6.02  attached to this Amendment.

2.17         Exhibits A, B, D and E to the Pledge and Security Agreement, are hereby replaced by the amended and restated Exhibits A, B, D and E attached to this Amendment.

3            Representations and Warranties.  The Borrower represents and warrants to the Lenders that the following statements are true, correct and complete:

3.1            Each of the representations and warranties made by the Loan Parties in the Credit Agreement is true and correct on and as of the date of this Amendment.

3.2            No Default or Event of Default has occurred and is continuing.

3.3            This Amendment has been duly and validly authorized, executed and delivered by the Borrower.

3.4            This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral and written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof, except as expressly provided herein, no other changes or modifications to the Credit Agreement are intended or implied by this Amendment and in all other respects the Credit Agreement is hereby specifically ratified, restated and confirmed as of the date of this Amendment.  To the extent that any provision of the Credit Agreement conflicts with a provision of this Amendment, the provision of this Amendment shall control.

4            Conditions to Effectiveness of Amendment.  This Amendment shall become effective only when and if each of the following conditions is satisfied:

4.1            The Administrative Agent shall have received a counterpart of this Amendment duly executed and delivered by the Borrower, the Loan Guarantors, the Administrative Agent, and the Lenders.

4.2            The Lenders and the Administrative Agent shall have received payment of all fees required to be paid by the Borrower under the terms of the Credit Agreement or any separate fee letter.

4.3            The Administrative Agent shall have received a certificate of each Loan Party executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Loan Party authorized to sign this Amendment and the other Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by laws or operating, management or partnership agreement or, in the alternative, contain an appropriate certification that there have been no amendments to such Loan Party’s organizational documents since copies thereof were last furnished to the Administrative Agent, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.

4.4            The Administrative Agent shall have received the results of recent lien searches in the jurisdictions where each of the Loan Parties is organized, and such searches shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 6.02 of the Credit Agreement.

4.5            The Borrower shall have delivered or caused to be delivered (a) a duly executed Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement with respect to any patent, trademark or copyright maintained by any Loan Party in which the Administrative Agent does not have a first priority perfected security interest for the benefit of the Lenders, (b) a Collateral Access Agreement signed by the owner of any warehouse of leased facility in which Collateral is located if a signed Collateral Access Agreement for such location is not currently in effect, (c) a deposit account control agreement signed by each depositary institution holding a deposit account maintained by any of the Loan Parties if a signed deposit account control agreement is not currently in effect, and (d) such other documents as the Administrative Agent may reasonably request in order to perfect (or maintain the perfection of) its first priority security interest in the Collateral for the benefit of the Lenders.

4.6            The Borrower shall have paid all invoices presented to the Borrower for expense reimbursements due to the Administrative Agent or any Lender pursuant to Section 9.03 of the Credit Agreement in connection with the preparation and negotiation of this Amendment.

5            Confirmation.  Borrower and Loan Guarantors hereby agree that (a) all obligations secured by the Collateral Documents shall continue to be secured thereby and all security interests and liens created by the Collateral Documents remain in effect and (b) the obligations guaranteed of the Loan Guarantors under the Loan Guaranty shall continue to be guaranteed thereby and the Loan Guaranty remains in effect.

6            Further Assurances.  At Borrower’s sole cost and expense, Borrower and Loan Guarantors agree to execute and deliver to the Administrative Agent any and all agreements and other documentation and to take any and all actions reasonably requested by the Administrative Agent at any time to assure the perfection, protection, and enforcement of Lenders’ rights under the Loan Documents as amended hereby.

7            Reaffirmation.  Except as modified hereby, all of the terms, covenants, and conditions of the Loan Documents are ratified, reaffirmed, and confirmed and shall continue in full force and effect.  Should any term or provision of the Loan Documents conflict with the terms or provisions contained in this Amendment, the terms and provisions of this Amendment  shall be controlling.

8            Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.  Delivery of an executed signature page to this Amendment by facsimile transmission or scanned and electronically mailed shall be effective as delivery of a manually executed counterpart.

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IN WITNESS WHEREOF, the parties have caused this Amendment No. 3 to be duly executed as of the day and year first above written.

PAR TECHNOLOGY CORPORATION

By:
Name: Ronald J. Casciano
Title: President and CEO

JPMORGAN CHASE BANK, N.A., as
Administrative Agent and as Lender

By:
Name: Jean M. Lamardo
Title: Underwriter III

NBT BANK, N.A., as Lender

By:
Name:
Title:

The following Persons, in their capacities as Loan Guarantors under the Credit Agreement, hereby consent to the foregoing Amendment No. 3.

PARTECH, INC.

By:
Name: Ronald J. Casciano
Title: Treasurer

PAR SPRINGER-MILLER SYSTEMS, INC.

By:
Name: Ronald J. Casciano
Title: Treasurer

PAR GOVERNMENT SYSTEMS
CORPORATION

By:
Name: Ronald J. Casciano
Title: Treasurer

ROME RESEARCH CORPORATION

By:
Name: Ronald J. Casciano
Title: Treasurer

PAR-SIVA CORPORATION

By:
Name: Ronald J. Casciano
Title: Treasurer

AUSABLE SOLUTIONS, INC.

By:
Name: Ronald J. Casciano
Title: Treasurer

SPRINGER-MILLER INTERNATIONAL, LLC

By:
Name: Ronald J. Casciano
Title: Treasurer

Amended Schedules 3.05, 3.14, 3.15, 3.18, 6.01 and 6.02 to the Credit Agreement

See Attached

Amended Exhibits A, B, D and E to the Pledge and Security Agreement

See Attached